Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 21, 2012 relating to the consolidated financial statements and consolidated financial statement schedule of Potash Corporation of Saskatchewan Inc. and the effectiveness of its internal control over financial reporting, appearing in the Annual Report on Form 10-K for the year ended December 31, 2011.

/s/ Deloitte & Touche LLP

Independent Registered Chartered Accountants

Saskatoon, Canada

February 24, 2012